Exhibit 99.1

Sonus Networks Reports 2012 First Quarter Results

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Reports Strong Year over Year Session Border Controller Growth

For Immediate Release: April 26, 2012

WESTFORD, Mass., – Sonus Networks, Inc. (Nasdaq: SONS), a global leader in SIP communications, today announced results for the first quarter ending March 30, 2012 and provided its outlook for the second quarter ending Friday, June 29, 2012 and full year ending December 31, 2012.

First Quarter 2012 Highlights

•                  Total revenue was $64.3 million

•                  SBC total revenue, including maintenance and services, was $17.0 million, compared to $22.5 million in the fourth quarter of 2011 and $4.8 million in the first quarter of 2011

•                  SBC product revenue was $13.2 million, compared to $17.5 million in the fourth quarter of 2011 and $2.3 million in the first quarter of 2011

Revenue for the first quarter of fiscal 2012 was $64.3 million, compared to $74.3 million in the fourth quarter of fiscal 2011 and $67.3 million in the first quarter of fiscal 2011.  The GAAP net loss for the first quarter of fiscal 2012 was $6.4 million, or $0.02 per share, compared to GAAP net income of $3.7 million, or $0.01 per diluted share, in the fourth quarter of 2011 and a GAAP net loss of $12.4 million, or $0.04 per share, in the first quarter of fiscal 2011.  The non-GAAP net loss for the first quarter of fiscal 2012 was $4.2 million, or $0.02 per share, compared to non-GAAP net income of $5.4 million, or $0.02 per diluted share, in the fourth quarter of fiscal 2011 and a non-GAAP net loss of $10.3 million, or $0.04 per share, in the first quarter of fiscal 2011.

“The Company has strong momentum in the high-growth Session Border Controller market,” said Ray Dolan, President and Chief Executive Officer.  “We believe our current product portfolio is giving us a competitive advantage, enabling us to grow faster than industry growth rates.  We will continue to innovate and enhance our SBC product portfolio this year, further expanding our addressable market and strengthening our competitive advantage.”

2012 Second Quarter Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  A reconciliation of the GAAP to non-GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.

For the second quarter of 2012, management provides the following outlook on a non-GAAP basis:

•                  Total revenue of $57 million to $59 million

•                  SBC total revenue, including maintenance and services, of $14 million to $15 million

•                  SBC product revenue of $10 million to $11 million

•                  Gross margins between 58% and 59%

•                  Operating expenses of $42 million to $43 million

•                  Loss per share of $0.03

•                  Basic shares of 280 million

Management reiterates the following outlook on a non-GAAP basis for the year ending December 31, 2012:

•                  Total revenue of $270 million to $280 million

•                  Full year overall revenue growth includes expected media gateway product revenue decline of approximately 10%, offset by strong SBC growth

•                  Total SBC revenue, including maintenance and services, between $75 million and $80 million, up 44% to 54% year over year

•                  SBC product revenue between $60 million and $65 million, up 58% to 72% year over year

•                  Loss per share of $0.01 to $0.02

•                  Basic shares of 282 million

Management provides updated ranges of the following outlook on a non-GAAP basis for the year ending December 31, 2012:

•                  Gross margins of approximately 60% to 61%

•                  Operating expenses of $168 million to $171 million

“Our traction in the Session Border Controller market underscores the value of the investments we are making in order to continue to outpace SBC industry growth in 2012,” said Moe Castonguay, Senior Vice President and Chief Financial Officer.

Conference Call Details:

The Company will offer a live, listen-only Webcast of the conference call via the Sonus Networks Investor Web site at http://investors.sonusnet.com/events.cfm where a replay will also be available shortly following the conference call.

Date: April 26, 2012

Time: 4:45 p.m. (EST)

Dial-in number: 800 755 6634

International Callers: +1 212 231 2910

Replay Information:
A telephone playback of the call will be available following the conference call until May 10, 2012 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers.  The reservation number for the replay is 21585089.

Accounting Period:

Beginning in fiscal 2012, the Company will report its first, second and third quarters on a 4-4-5 basis.  The Company’s fiscal year-end will continue to be December 31.

Tags:

Sonus Networks, Sonus, SONS, 2012 first quarter, earnings, results, IP-based network solutions, SBC, SBC 5200, SBC 9000, session border controller, session border control, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, TDM.

About Sonus Networks

Sonus Networks, Inc. is a leader in IP networking with proven expertise in delivering secure, reliable and scalable next-generation infrastructure and subscriber solutions.  With customers in over 50 countries across the globe and over a decade of experience in transforming networks to IP, Sonus has enabled service providers and enterprises to capture and retain users and generate significant ROI.  Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonus.net.

Important Information Regarding Forward-Looking Statements

The information in this release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding future events that involve risks and uncertainties.  All statements other than statements of historical facts contained in this report are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Although the Company believes that its expectations are based on reasonable assumptions, readers are cautioned that these forward-looking statements are only predictions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated by the forward-looking statements.  Such forward-looking statements may relate to, among others, expected growth rates, future business prospects and market conditions.  Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated.  These include, but are not limited to: the timing of the Company’s recognition of revenues; the ability to recruit and retain key personnel; difficulties supporting our new strategic focus on channel sales; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect intellectual property rights; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the ability to hire and retain employees; the impact of increased competition; currency fluctuations; litigation; changes in the market prices of the Company’s common stock; actions taken by significant stockholders; failure or circumvention of the Company’s controls and procedures and other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission by the Company, including in Part I, Item 1A “Risk Factors”, Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 7A “Quantitative and Qualitative Disclosure about Market Risk” in the Company’s most recent Annual Report on Form 10-K, and in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s quarterly reports filed thereafter.

Any forward-looking statements represent Sonus’ views only as of the date on which such statement is made, and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

For more information:

Patti Leahy

978-614-8440
pleahy@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 30,	December 31,	March 31,
	2012	2011	2011
Revenue:
Product	$41,411	$47,082	$35,953
Service	22,928	27,190	31,346
Total revenue	64,339	74,272	67,299

Cost of revenue:
Product	9,193	13,646	23,161
Service	13,392	13,282	17,513
Total cost of revenue	22,585	26,928	40,674

Gross profit	41,754	47,344	26,625

Gross margin:
Product	77.8%	71.0%	35.6%
Service	41.6%	51.2%	44.1%
Total gross margin	64.9%	63.7%	39.6%

Operating expenses:
Research and development	18,387	17,384	15,608
Sales and marketing	20,585	17,033	14,297
General and administrative	8,979	8,431	8,196
Total operating expenses	47,951	42,848	38,101

(Loss) income from operations	(6,197)	4,496	(11,476)
Interest income, net	215	251	435

(Loss) income before income taxes	(5,982)	4,747	(11,041)
Income tax provision	(456)	(1,017)	(1,367)

Net (loss) income	$(6,438)	$3,730	$(12,408)

(Loss) earnings per share:
Basic	$(0.02)	$0.01	$(0.04)
Diluted	$(0.02)	$0.01	$(0.04)

Shares used to compute (loss) earnings per share:
Basic	279,487	279,293	277,712
Diluted	279,487	279,565	277,712

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$112,659	$105,451
Marketable securities	207,807	224,090
Accounts receivable, net	32,629	53,126
Inventory	17,683	15,434
Deferred income taxes	456	486
Other current assets	18,239	12,246
Total current assets	389,473	410,833

Property and equipment, net	21,555	22,084
Intangible assets, net	1,100	1,200
Goodwill	5,062	5,062
Investments	58,584	55,427
Deferred income taxes	1,159	1,137
Other assets	13,898	8,972
	$490,831	$504,715

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,861	$12,754
Accrued expenses	17,595	21,620
Current portion of deferred revenue	37,941	38,565
Current portion of long-term liabilities	1,252	1,275
Total current liabilities	64,649	74,214

Deferred revenue	11,281	11,601
Long-term liabilities	3,432	3,599
Total liabilities	79,362	89,414

Commitments and contingencies

Stockholders equity:
Common stock	280	279
Additional paid-in capital	1,313,070	1,309,919
Accumulated deficit	(908,642)	(902,204)
Accumulated other comprehensive income	6,761	7,307
Total stockholders’ equity	411,469	415,301
	$490,831	$504,715

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 30,	March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(6,438)	$(12,408)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization of property and equipment	2,900	2,850
Amortization of intangible assets	100	100
Stock-based compensation	2,117	2,026
Loss on disposal of property and equipment	—	(12)
Changes in operating assets and liabilities:
Accounts receivable	20,457	24,390
Inventory	(2,867)	10,425
Other operating assets	(9,541)	2,981
Accounts payable	(5,204)	900
Accrued expenses and other long-term liabilities	(4,137)	(11,281)
Deferred revenue	(906)	(22,624)
Net cash used in operating activities	(3,519)	(2,653)

Cash flows from investing activities:
Purchases of property and equipment	(2,120)	(3,165)
Purchases of marketable securities	(70,990)	(42,773)
Sale/maturities of marketable securities	82,851	72,487
Net cash provided by investing activities	9,741	26,549

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	993	754
Proceeds from exercise of stock options	39	665
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(91)	(877)
Principal payments of capital lease obligations	(33)	(26)
Net cash provided by financing activities	908	516

Effect of exchange rate changes on cash and cash equivalents	78	239

Net increase in cash and cash equivalents	7,208	24,651
Cash and cash equivalents, beginning of year	105,451	62,501
Cash and cash equivalents, end of period	$112,659	$87,152

SONUS NETWORKS, INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 30,	December 31,	March 31,
	2012	2011	2011
Stock-based compensation
Cost of revenue - product	$53	$81	$108
Cost of revenue - service	175	171	385
Cost of revenue	228	252	493

Research and development expense	616	480	533
Sales and marketing expense	467	349	497
General and administrative expense	806	476	503
Operating expense	1,889	1,305	1,533

Total stock-based compensation	$2,117	$1,557	$2,026

Amortization of intangible assets
Research and development	$100	$100	$100

SONUS NETWORKS, INC.

Statement on the Use of Non-GAAP Financial Measures and

Reconciliation of Non-GAAP to GAAP Financial Measures

(unaudited)

To supplement its condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including Gross margin - product, Gross margin - service, Total gross profit, Total gross margin, Research and development expense, Sales and marketing expense, General and administrative expense, Operating expenses, Loss (income) from operations, Net (loss) income, and (Loss) per share/diluted earnings per share.  These non-GAAP financial measures are not presented in accordance with, nor are they intended to be a substitute for, GAAP.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  We consider the use of these non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  We define continuing operations as the ongoing revenues and expenses of the business, excluding certain items.  These excluded items for the periods presented are stock-based compensation expense and amortization of intangible assets.  We do not include any income tax effect of non-GAAP adjustments as we were unable to recognize a tax benefit on domestic losses incurred in any of the periods presented; accordingly, no adjustment to income taxes for non-GAAP items is required.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

Stock-Based Compensation

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our operating results to our historical results and to other companies in our industry.

Amortization of Intangible Assets

On January 15, 2010, we entered into an intellectual property asset purchase and license agreement with Winphoria, Inc. (“Winphoria”) and Motorola, Inc. (“Motorola”) to purchase certain of Winphoria’s software code and related patents and to license certain other intellectual property from Winphoria and Motorola.  The purchase price included an initial payment of $2.0 million and future potential royalty payments dependent upon future sales of certain of our products that include the Winphoria technology that was purchased or licensed.  In connection with this transaction we recorded identifiable intangible assets which we have classified as developed technology and that are being amortized on a straight-line basis over five years, the expected useful life of the technology.  The amortization expense for these identifiable intangible assets is charged to Research and development expense.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, and provides meaningful information regarding our liquidity.

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ended		Year ended
	June 29, 2012		December 31, 2012
	Range		Range

Revenue	$57	$59	$270	$280

Gross margin
GAAP outlook	57.7%	58.7%	59.2%	60.2%
Stock-based compensation	0.3%	0.3%	0.3%	0.3%
Non-GAAP outlook	58.0%	59.0%	59.5%	60.5%

Operating expenses
GAAP outlook	$44.4	$45.4	$180.2	$183.2
Stock-based compensation	(2.3)	(2.3)	(11.8)	(11.8)
Amortization of intangible assets	(0.1)	(0.1)	(0.4)	(0.4)
Non-GAAP outlook	$42.0	$43.0	$168.0	$171.0

Loss per share
GAAP outlook	$(0.04)	$(0.04)	$(0.07)	$(0.06)
Stock-based compensation expense	0.01	0.01	0.05	0.05
Amortization of intangible assets *	—	—	—	—
Non-GAAP outlook	$(0.03)	$(0.03)	$(0.02)	$(0.01)

*  The impact of amortization of intangible assets on loss per share is less than $0.01 per share.

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 30,	December 31,	March 31,
	2012	2011	2011

GAAP gross margin - product	77.8%	71.0%	35.6%
Stock-based compensation expense	0.1%	0.2%	0.3%
Non-GAAP gross margin - product	77.9%	71.2%	35.9%

GAAP gross margin - service	41.6%	51.2%	44.1%
Stock-based compensation expense	0.8%	0.6%	1.3%
Non-GAAP gross margin - service	42.4%	51.8%	45.4%

GAAP total gross profit	$41,754	$47,344	$26,625
Stock-based compensation expense	228	252	493
Non-GAAP total gross profit	$41,982	$47,596	$27,118

GAAP total gross margin	64.9%	63.7%	39.6%
Stock-based compensation expense % of revenue	0.4%	0.4%	0.7%
Non-GAAP total gross margin	65.3%	64.1%	40.3%

GAAP research and development expense	$18,387	$17,384	$15,608
Stock-based compensation expense	(616)	(480)	(533)
Amortization of intangible assets	(100)	(100)	(100)
Non-GAAP research and development expense	$17,671	$16,804	$14,975

GAAP sales and marketing expense	$20,585	$17,033	$14,297
Stock-based compensation expense	(467)	(349)	(497)
Non-GAAP sales and marketing expense	$20,118	$16,684	$13,800

GAAP general and administrative expense	$8,979	$8,431	$8,196
Stock-based compensation expense	(806)	(476)	(503)
Non-GAAP general and administrative expense	$8,173	$7,955	$7,693

GAAP operating expenses	$47,951	$42,848	$38,101
Stock-based compensation expense	(1,889)	(1,305)	(1,533)
Amortization of intangible assets	(100)	(100)	(100)
Non-GAAP operating expenses	$45,962	$41,443	$36,468

GAAP (loss) income from operations	$(6,197)	$4,496	$(11,476)
Stock-based compensation expense	2,117	1,557	2,026
Amortization of intangible assets	100	100	100
Non-GAAP (loss) income from operations	$(3,980)	$6,153	$(9,350)

GAAP net (loss) income	$(6,438)	$3,730	$(12,408)
Stock-based compensation expense	2,117	1,557	2,026
Amortization of intangible assets	100	100	100
Non-GAAP net (loss) income	$(4,221)	$5,387	$(10,282)

(Loss) per share/diluted earnings per share
GAAP	$(0.02)	$0.01	$(0.04)
Non-GAAP	$(0.02)	$0.02	$(0.04)

Shares used to compute (loss) per share/diluted earnings per share
GAAP shares used to compute (loss) per share/diluted earnings per share	279,487	279,565	277,712
Non-GAAP shares used to compute (loss) per share/diluted earnings per share	279,487	279,565	277,712